Transactions pursuant to rule 10f3


Name of Issuer	Date of Purchase	Number of
Securities Purchased (Par)	Dollar Amount of
Purchase	Price per Unit	Name(s) of
Underwriter(s) or Dealer(s) From Whom Purchased
	Affiliated Broker	Other Members of the
Underwriting Syndicate

General Motors Company	2/18/2016
	1,000,000	999,200	99.92
	Goldman Sachs	Morgan Stanley	Goldman Sachs
& Co, BofA Merrill Lynch, Citigroup, Deutsche Bank
Securities, Morgan Stanley

NBTY, Inc.	4/21/2016	3,125,000
	3,125,000	100	Barclays	Morgan
Stanley	Barclays, BofA Merrill Lynch, Credit Suisse,
Morgan Stanley, UBS Investment Bank, Jefferies,
Mizuho Securities

Altice Financing S.A.	4/19/2016	1,850,000
	1,850,000	100	J.P. Morgan	Morgan
Stanley	J.P. Morgan, Barclays, BNP PARIBAS, Credit
Suisse, BofA Merrill Lynch, Deutsche Bank Securities,
Goldman Sachs & Co., Morgan Stanley, RBC Capital
Markets

MGP Escrow Issuer, LLC	4/6/2016	1,000,000
	1,000,000	100	J.P. Morgan	Morgan
Stanley	J.P. Morgan, BofA Merrill Lynch, Barclays,
Citigroup, Deutsche Bank Securities, BNP PARIBAS, Fifth
Third Securities, Morgan Stanley, SMBC Nikko, SunTrust
Robinson Humphrey, Credit Agricole CIB, Scotiabank,
Oppenheimer & Co.

Radian Group Inc	3/15/2016	630,000
	630,000	100	Deutsche Bank
Securities	Morgan Stanley	Deutsche Bank
Securities, BofA Merrill Lynch, Goldman Sachs & Co,
Citigroup,  Morgan Stanley

Anadarko Petroleum Corporation	3/14/2016
	500,000	498,450	99.69
	Barclays	Morgan Stanley	Barclays, BofA
Merrill Lynch, Mizuho Securities, Deutsche Bank
Securities, J.P. Morgan, Morgan Stanley, Wells Fargo
Securities

Anadarko Petroleum Corporation	3/14/2016
	500,000	499,615	99.923	Mizuho
Securities	Morgan Stanley	Barclays, BofA Merrill
Lynch, Mizuho Securities, Deutsche Bank Securities, J.P.
Morgan, Morgan Stanley, Wells Fargo Securities

HCA Inc.	3/1/2016	3,000,000
	3,000,000	100	BofA Merrill Lynch
	Morgan Stanley	BofA Merrill Lynch, Barclays,
Citigroup, Credit Suisse, Deutsche Bank Securities,
Goldman Sachs & Co., J.P. Morgan,  Morgan Stanley,
RBC Capital Markets, SunTrust Robinson Humphrey,
UBS Investment Bank, Wells Fargo Securities, Credit
Agricole CIB, Mizuho Securities, Fifth Third Securities,
SMBC Nikko

T-Mobile	11/2/2015	1,000,000
	1,000,000	100	Deutsche Bank
Securities	Morgan Stanley	Deutsche Bank
Securities, Citigroup, J.P. Morgan, Barclays, Goldman
Sachs & Co, Credit Suisse, Morgan Stanley, RBC Capital
Markets

CCOH Safari, LLC	11/5/2015	8,000,000
	8,000,000	100	Credit Suisse
	Mittsubishi	Deutsche Bank Securities,
Citigroup, J.P. Morgan, Barclays, Goldman Sachs & Co,
Credit Suisse, Morgan Stanley, RBC Capital Markets